UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Innovative Food Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-09376	20-1167761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2528 S 27th Ave Broadview, IL	60155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 1, 2025, September 16, 2025, October 3, 2025 and November 14, 2025, Innovative Food Holdings, Inc., a Florida corporation (the “Company”), through its subsidiary, Innovative Food Properties LLC, a Delaware limited liability company (“Innovative Properties”), entered into an Agreement of Purchase and Sale, dated as of July 28, 2025 and amended on September 11, 2025, September 29, 2025 and November 13, 2025 (the “Purchase Agreement”), with Mountaintop Holdings, LLC, a New York limited liability company (“Mountaintop Holdings”). Pursuant to the Purchase Agreement, Innovative Properties agreed to sell certain real property with improvements and certain personal property, contracts and intangibles of Innovative Properties to Mountaintop Holdings (the “Property”).

On March 6, 2026, the Company closed the sale of the Property to Mountaintop Holdings for a gross proceed of $9.225 million.

Aside from the transactions contemplated by the Purchase Agreement, there is no material relationship between the Company and Mountaintop Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: March 9, 2026	By:	/s/ Gary Schubert
Gary Schubert
Chief Executive Officer

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